UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MATADOR RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Texas	27-4662601
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Lincoln Centre

5400 LBJ Freeway, Suite 1500

Dallas, Texas 75240

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-176263

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, par value $0.01 per share (the “Common Stock”), of Matador Resources Company, a Texas corporation (the “Registrant”).

A description of the Common Stock is set forth under the caption “Description of Capital Stock” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-176263) initially filed with the Securities and Exchange Commission on August 12, 2011. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (Registration No. 333-176263) filed on August 12, 2011).

2.	Certificate of Amendment to Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (Registration No. 333-176263) filed on August 12, 2011).

3.	Certificate of Amendment to Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Registration Statement on Form S-1 (Registration No. 333-176263) filed on August 12, 2011).

4.	Certificate of Merger of Matador Merger Co., with and into Matador Resources Company (incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-1 (Registration No. 333-176263) filed on August 12, 2011).

5.	Form of Amended and Restated Certificate of Formation of Matador Resources Company (incorporated herein by reference to Exhibit 3.7 to Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-176263) filed on November 14, 2011).

6.	Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.5 to the Registration Statement on Form S-1 (Registration No. 333-176263) filed on August 12, 2011).

7.	Amendment to the Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.6 to the Registration Statement on Form S-1 (Registration No. 333-176263) filed on August 12, 2011).

8.	Form of Amended and Restated Bylaws of Matador Resources Company (incorporated herein by reference to Exhibit 3.8 to Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-176263) filed on November 14, 2011).

9.	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-176263)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MATADOR RESOURCES COMPANY

Date: January 27, 2012	By:	/s/ Joseph Wm. Foran
	Name:	Joseph Wm. Foran
	Title:	Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (Registration No. 333-176263) filed on August 12, 2011).

2.	Certificate of Amendment to Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (Registration No. 333-176263) filed on August 12, 2011).

3.	Certificate of Amendment to Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Registration Statement on Form S-1 (Registration No. 333-176263) filed on August 12, 2011).

4.	Certificate of Merger of Matador Merger Co., with and into Matador Resources Company (incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-1 (Registration No. 333-176263) filed on August 12, 2011).

5.	Form of Amended and Restated Certificate of Formation of Matador Resources Company (incorporated herein by reference to Exhibit 3.7 to Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-176263) filed on November 14, 2011).

6.	Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.5 to the Registration Statement on Form S-1 (Registration No. 333-176263) filed on August 12, 2011).

7.	Amendment to the Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.6 to the Registration Statement on Form S-1 (Registration No. 333-176263) filed on August 12, 2011).

8.	Form of Amended and Restated Bylaws of Matador Resources Company (incorporated herein by reference to Exhibit 3.8 to Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-176263) filed on November 14, 2011).

9.	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-176263)).